Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 29, 1997, in Amendent No. 4 to the Registration Statement (Form SB-2 No. 333-09349) and related Prospectus of AVAX Technologies, Inc. (formerly Walden Laboratories, Inc.) for the registration of 13,560,598 shares of common stock.


                                                 Ernst & Young LLP

Kansas City, Missouri
February 21, 1997